Exhibit 99.4

FINANCIAL STATEMENTS

THERIMMUNE RESEARCH CORPORATION

For the Quarterly Period Ended

March 31, 2003

THERIMMUNE RESEARCH CORPORATION

THERIMMUNE RESEARCH CORPORATION

BALANCE SHEETS
(in thousands, except share data)

	March 31, 2003	December 31, 2002

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,247	$2,849
Accounts receivable, net of allowance of $41 and $41	3,418	3,648
Unbilled services	3,230	2,817
Prepaid expenses and other current assets	1,637	1,302

Total current assets	9,532	10,616
Property and equipment, net	8,871	8,481
Long-term investments	107	107
Other assets	191	101

Total assets	$18,701	$19,305

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,719	$3,668
Current portion of long-term debt	980	971
Current portion of capital lease obligations	116	112
Deferred revenue	2,451	2,205

Total current liabilities	7,266	6,956
Long-term debt, net of current portion	4,179	4,427
Capital lease obligations, net of current portion	434	465
Other noncurrent liabilities	595	558

Total liabilities	12,474	12,406
Commitments and contingencies
Stockholders’ Equity:
Common stock, $.01 par value, 15,000,000 shares authorized, 4,953,612 shares issued and outstanding as of March 31, 2003 and December 31, 2002	50	50
Additional paid-in capital	8,270	8,270
Accumulated other comprehensive loss	(173)	(173)
Accumulated deficit	(1,920)	(1,248)

Total stockholders’ equity	6,227	6,899
Total liabilities and stockholders’ equity	$18,701	$19,305

See notes to financial statements

THERIMMUNE RESEARCH CORPORATION

STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended	Three months ended
	March 31, 2003	March 31, 2002

Revenue	$6,555	$5,760
Operating expenses:
Cost of revenue	5,430	4,572
Selling, general and administrative	2,024	1,232

Total operating expenses	7,454	5,804
Operating loss	(899)	(44)
Interest expense, net	204	1

Net loss before income tax expense	(1,103)	(45)

Income tax (benefit) expense	(431)	(11)

Net loss	$(672)	$(34)

Basic and diluted loss per share	$(0.14)	$(0.01)

Basic and diluted weighted average shares outstanding	4,954	4,950

See notes to financial statements

THERIMMUNE RESEARCH CORPORATION

STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,

	2003	2002

Cash flows from operating activities:
Net loss	$(672)	$(34)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	460	209
Changes in operating assets and liabilities:
Accounts receivable and unbilled services	(183)	(735)
Prepaid expenses and other current assets	(335)	241
Other assets	(90)	(499)
Accounts payable and accrued expenses	51	740
Deferred revenue	246	327
Other noncurrent liabilities	37	37

Net cash flows from operating activities	(486)	286

Cash flows from investing activities:
Purchases of property and equipment	(850)	(1,789)
Purchase of equity investment	—	(42)

Net cash flows from investing activities	(850)	(1,831)

Cash flows from financing activities:
Repayments of capital leases	(27)	—
Proceeds from long term debt	—	1,782
Repayments of long term debt	(239)	(94)

Net cash flows from financing activities	(266)	1,688

Net increase (decrease) in cash and cash equivalents	(1,602)	143
Cash and cash equivalents, beginning of period	2,849	3,113

Cash and cash equivalents, end of period	$1,247	$3,256

Supplemental disclosure:
Interest paid	$209	$12

Non-cash Transactions:
Construction in progress financed by a note payable	$—	$1,482

See notes to financial statements

THERIMMUNE RESEARCH CORPORATION

NOTES TO FINANCIAL STATEMENTS

March 31, 2003

(unaudited)

1.	Organization and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements of TherImmune Research Corporation (the “Company”) have been prepared in accordance with generally accepted accounting principles for interim financial information. The balance sheet as of March 31, 2003, statements of operations for the three months ended March 31, 2003 and 2002 and the statements of cash flows for the three months ended March 31, 2003 and 2002 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote information normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

Results for any interim period are not necessarily indicative of results for any future interim period or for the entire year. The accompanying unaudited financial statements should be read in conjunction with the Company’s financial statements and notes thereto as of December 31, 2002 and for the year then ended.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of the grant over the amount the employee must pay to acquire the stock.

As allowable under SFAS 123, the Company used the “Minimum Value” method to measure the compensation cost of stock options granted in the three months ended March 31, 2003 and 2002 with the following assumptions:

Risk-free interest rate of 4.05% and 4.61% for the three months ended March 31, 2003 and 2002, respectively, a dividend payout rate of zero and expected option life of 10 years. Under these assumptions, the fair value of the stock options granted is $2.00 and $2.21 during the three months ended March 31, 2003 and 2002, respectively. There were no adjustments made in calculating the fair value to account for vesting provisions or for nontransferability or risk of forfeiture.

If the Company had elected to recognize compensation cost based on the fair value at the grant dates consistent with the method prescribed by SFAS 123, net income for the three months ended March 31, 2003 and 2002 would have been changed to a pro forma loss of $818 and $108, respectively, with a $0.17 and $0.02 loss per basic and diluted share, respectively. During the three months ended March 31, 2003 55 options were granted.

THERIMMUNE RESEARCH CORPORATION

NOTES TO FINANCIAL STATEMENTS—CONTINUED

March 31, 2003

(unaudited)

1.	Organization and Summary of Significant Accounting Policies (Continued)

Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform with the current period’s presentation.

2.	Segment Information

The Company current operates in one business segment—Contract Research Services. The Company is managed and operated as one business segment. Accordingly, the Company does not prepare financial information for separate product areas and does not have separate reportable segments as defined by Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

During the three months ended March 31, 2003 and 2002, the Company derived approximately 16% and 11% of its net revenue, respectively, from government contracts. During the three months ended March 31, 2003 and 2002, the Company derived approximately 13% of revenue from one customer.

3.	Subsequent Events

Acquisition by Gene Logic

On April 1, 2003, the Company completed its merger with Gene Logic Inc. (“Gene Logic”) for total consideration paid to securityholders, after adjustment, of approximately $51.3 million. Of the consideration received by securityholders, Gene Logic paid $30.4 million in cash and issued 3,927,214 shares of Common Stock, with a value of $20.9 million, based on Gene Logic’s closing price as determined pursuant to the merger agreement. A portion of the consideration will be held in escrow to satisfy potential indemnification obligations of the Company’s securityholders.